EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-174618 and 333-174882) of CH Energy Group, Inc. (the "Company") of our report dated February 16, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in the Company's annual report on Form 10-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP
New York, New York
November 9, 2012